                                                                EXHIBIT (23)-1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated February 22, 1993 (except with respect to the matter discussed in Note 9, as to which the date is July 30, 1993) on the financial statements of Wisconsin Southern Gas Company, Inc. (the "Company") which appears on page 1 of Exhibit (99)-2 to Wisconsin Natural Gas Company's current report on
Form 8-K dated January 1, 1994. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1992 or performed any audit procedures subsequent to the date of our report. We further consent to the incorporation by reference of such report in the Registration Statements on Form S-3 (Nos. 33-41368 and 33-48927) and related Prospectuses of Wisconsin Natural Gas Company.


/s/Arthur Andersen & Co.
- ------------------------
   ARTHUR ANDERSEN & CO.

Milwaukee, Wisconsin
January 3, 1994